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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report
(Date of earliest event reported):                Commission File Number:
          MAY 14, 1999                                    1-10210


                            EXECUTIVE TELECARD, LTD.
             (Exact name of registrant as specified in its charter)


                 DELAWARE                                    13-3486421
                 --------                                    ----------
       (State or other jurisdiction                         (IRS Employer
             of incorporation)                         Identification Number)

                      2000 PENNSYLVANIA AVENUE, SUITE 4800
                             WASHINGTON, D.C. 20006
              (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (303) 691-2115


          (Former name or former address, if changed since last report)

                                 NOT APPLICABLE

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                            EXECUTIVE TELECARD, LTD.

ITEM 5   OTHER EVENTS

         On May 14, 1999,  the Board of Directors  of Executive  TeleCard,  Ltd.
(the  "Company")  voted  to  repealed  the  Company's   existing  "poison  pill"
shareholder rights plan (the "Rights Plan").

         In place of the "poison pill," the Board is proposing an amendment to eGlobe's certificate of incorporation for approval at the Company's upcoming Annual Meeting. The amendment replaces the repealed "poison pill" with a provision that requires any party who has begun to gain effective control of the Company because of his ownership of the Company's stock to make a tender offer for the Company. eGlobe's Annual Meeting is expected to occur in June, 1999.

         eGlobe's Chairman and CEO, Christopher Vizas, said, "The shareholders own this Company. The Board and our management team believe it is the right of the shareholders to decide whether or not they sell this business. Where there is a cash offer, there is no need to go through the Board. The 'poison pill' shareholder rights plan implemented by the previous management and control group was, in our view, too restrictive. The Board's action today is evidence of their confidence in the current management team and the Company's ongoing strategy."

         Enclosed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference is the text of the May 17, 1999 press release announcing the repeal of the Rights Plan.

ITEM 7   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c) Exhibits.

        99.1 Press Release dated May 17, 1999 regarding the repeal of the Company's existing "poison pill" shareholder rights plan.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           EXECUTIVE TELECARD, LTD.

Date:  May 18, 1999                          By:  /s/ Christopher J. Vizas
                                                  ------------------------
                                                     Christopher J. Vizas
                                                      Chief Executive Officer



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                                  EXHIBIT INDEX

       Exhibit           Description
       -------           -----------

        99.1 Press Release dated May 17, 1999 regarding the repeal of the Company's existing "poison pill" shareholder rights plan.